Exhibit 99.3

Unaudited Pro Forma Condensed

Combined Consolidated Financial Statements

As previously reported, on December 26, 2007, Cubist Pharmaceuticals, Inc. (“Cubist”) acquired Illumigen Biosciences, Inc. (“Illumigen”), a privately held Washington corporation headquartered in Seattle, Washington, pursuant to an Agreement and Plan of Merger, dated as of December 24, 2007, by and among Cubist, Edison Merger Corp., a Delaware corporation and wholly-owned subsidiary of Cubist, Illumigen and IB Securityholders, LLC and Illumigen. Cubist funded the acquisition through its available cash resources.

The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2007, and the unaudited pro forma condensed combined consolidated income statements for the nine months ended September 30, 2007 and the year ended December 31, 2006, are based on the historical financial statements of Cubist and Illumigen after giving effect to the merger, effective as of December 26, 2007, as a purchase of Illumigen by Cubist using the purchase method of accounting, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2007 is presented to give effect to the merger as if it occurred on September 30, 2007. The unaudited pro forma condensed combined consolidated statements of operations of Cubist and Illumigen for the nine months ended September 30, 2007 and the year ended December 31, 2006 are presented as if the merger had occurred on January 1, 2006.

Under the purchase method of accounting the total purchase price as described in Note 2 to these unaudited pro forma condensed combined consolidated financial statements was allocated to the net tangible assets of Illumigen acquired and liabilities assumed in connection with the merger based on their fair values as of the date of the merger. The excess of the purchase price over the assets acquired and liabilities assumed was charged to in-process research and development, or IPR&D.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the accompanying notes of Cubist included in Cubist’s Annual Report on Form 10-K for the year ended December 31, 2006 and quarterly reports filed on Form 10-Q for the three months ended March 31, 2007, the three and six months ended June 30, 2007 and the three and nine months ended September 30, 2007 and with the historical consolidated financial statements and the accompanying notes of Illumigen for the years ended December 31, 2006 and 2005, a copy of which is attached as Exhibit 99.1 to this Form 8-K/A. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Cubist that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Cubist. The unaudited pro forma condensed combined consolidated financial statements do not reflect any operating efficiencies and cost savings that Cubist may achieve with respect to the combined companies.

Both Cubist and Illumigen’s fiscal years end December 31st. The unaudited combined condensed consolidated pro forma statement of operations for the year ended December 31, 2006 has been prepared by combining Cubist’s consolidated statement of operations for the year ended December 31, 2006 with the statement of operations of Illumigen for the year ended December 31, 2006, a copy of which is attached as Exhibit 99.1 to this Form 8-K/A. Similarly, the unaudited combined condensed consolidated pro forma statement of operations for the nine months ended September 30, 2007 has been prepared by combining Cubist’s unaudited consolidated statement of operations for the nine months ended September 30, 2007 with the unaudited consolidated statement of income of Illumigen for the nine months ended September 30, 2007, a copy of which is attached as Exhibit 99.2 to this Form 8-K/A. The unaudited combined condensed consolidated pro forma balance sheet at September 30, 2007 has been prepared by combining Cubist’ unaudited consolidated balance sheet at September 30, 2007 with Illumigen’s unaudited consolidated balance sheet at September 30, 2007, a copy of which is attached as Exhibit 99.2 to this Form 8-K/A.

UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS OF

CUBIST PHARMACEUTICALS, INC.

September 30, 2007

(in thousands)

	Historical				Pro Forma Combined
	Cubist	Illumigen	Pro Forma Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$286,856	$484	$(16,363	) a.	$270,977
Short-term investments	81,110	—	—		81,110
Accounts receivable, net	28,897	30	—		28,927
Inventory	16,687	—	—		16,687
Prepaid expenses and other current assets	8,205	—	—		8,205
Total current assets	421,755	514	(16,363)		405,906
Property and equipment, net	49,346	233	—		49,579
Intangible assets, net	23,434	—	—		23,434
Long-term investments	—	—	—		—
Other assets	9,366	22	—		9,388
Total assets	$503,901	$769	$(16,363)		$488,307

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$5,024	$1,370	—		$6,394
Accrued liabilities	37,235	102	—		—
Deferred revenue	1,385	—	—		—
Current portion of capital lease obligations	—	27	—		27
Total current liabilities	43,644	1,499	—		45,143
Capital lease obligations, less current portion	—	105	—		105
Deferred revenue, excluding current portion	16,005	—	—		16,005
Long-term debt	350,000	—	—		350,000
Other long-term liabilities	1,749	—	—		1,749
Total liabilities	411,398	1,604	—		413,002
Commitments and contingencies	—
Stockholders’ equity (deficit):
Preferred stock, Series A convertible	—	15,234	(15,234	) b.	—
Preferred stock, Series B convertible	—	963	(963	) b.	—
Common stock	56	—	—		56
Stock subscription receivable	—	(2)	2	b.	—
Additional paid-in capital	543,342	—	—		543,342
Other comprehensive income (loss)	(6,818)	—	—		(6,818)
Accumulated deficit	(444,077)	(17,030)	(168	) c.	(461,275)
Total stockholders’ equity (deficit)	92,503	(835)	(16,363)		75,305
Total liabilities and stockholders’ equity	$503,901	$769	$(16,363)		$488,307

See notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

CUBIST PHARMACEUTICALS, INC.

YEAR ENDED DECEMBER 31, 2006

(in thousands except share and per share amounts)

	Historical		Pro Forma		Pro Forma Combined
	Cubist	Illumigen	Adjustments		Consolidated
Revenues:
Product revenues, net	$190,320	$—	$—		$190,320
Other revenues	4,428	106	—		4,534
Total revenues	194,748	106	—		194,854

Costs and expenses:
Cost of product revenues	48,803	—	—		48,803
Research and development	57,405	2,823	—		60,228
Sales and marketing	56,879	—	—		56,879
General and administrative	26,745	1,233	—		27,978
Total costs and expenses	189,832	4,056	—		193,888

Operating income (loss)	4,916	(3,950)	—		966

Other income (expense):
Interest income	10,589	—	(246	) d.	10,343
Interest expense	(15,893)	(54)	—		(15,947)
Other income	12	—	—		12
Total other income (expense), net	(5,292)	(54)	(246)		(5,592)
Net loss	$(376)	$(4,004)	$(246)		$(4,626)
					—
Basic and diluted net loss per common share	$(0.01)				$(0.08)

Weighted average number of common shares outstanding for basic and diluted net loss per common share	54,490,376				54,490,376

See notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

CUBIST PHARMACEUTICALS, INC.

Nine Months Ended September 30, 2007

(in thousands except share and per share amounts)

					Pro Forma
	Historical		Pro Forma		Combined
	Cubist	Illumigen	Adjustments		Consolidated

Revenues:
U.S. product revenues, net	$201,184	$—	$—		$201,184
International product revenues	4,102		—		4,102
Other revenues	3,753		—		3,753
Total revenues	209,039	—	—		209,039

Costs and expenses:
Cost of product revenues	49,725	—	—		49,725
Research and development	50,905	3,487	—		54,392
Sales and marketing	49,009	—	—		49,009
General and administrative	23,992	1,520	—		25,512
Total costs and expenses	173,631	5,007	—		178,638

Operating income (loss)	35,408	(5,007)	—		30,401

Other income (expense):
Interest income	13,158	—	(196	) d.	12,962
Interest expense	(7,070)	(16)	—		(7,086)
Other income	(19)	—	—		(19)
Total other income (expense), net	6,069	(16)	(196)		5,857

Income (loss) before income taxes	41,477	(5,023)	(196)		36,258

Provision for income taxes	1,363	—	(172	) e.	1,191

Net income (loss)	$40,114	$(5,023)	$(24)		$35,067

Basic net income per common share	$0.72				$0.63
Diluted net income per common share	$0.68				$0.61

Basic weighted average number of common shares	55,430,566				55,430,566
Diluted weighted average number of common shares	68,715,942				68,715,942

 See notes to unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL
STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited combined condensed consolidated pro forma statements of income for the year ended December 31, 2006 and the nine months ended September 30, 2007, gives effect to the acquisition as if it occurred January 1, 2006. The unaudited combined condensed consolidated pro forma balance sheet as at September 30, 2007, give effect to the acquisition as if it occurred as at September 30, 2007.

The unaudited combined condensed consolidated pro forma financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including notes thereto of each of Cubist and Illumigen. Cubist’s consolidated financial statements are included in Cubist’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Illumigen’s financial statements are attached as Exhibits 99.1 and 99.2 to this form 8-K/A.

The unaudited combined condensed consolidated pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be attained in the future.

2.  Acquisition of Illumigen

On December 24, 2007, Cubist Pharmaceuticals, Inc, a Delaware corporation (“Cubist”), Edison Merger Corp., a Delaware corporation and wholly-owned subsidiary of Cubist, Illumigen Biosciences, Inc. (“Illumigen”), a Washington corporation, and IB Securityholders, LLC entered into an Agreement and Plan of Merger, which resulted in Edison Merger Corp. merging with and into Illumigen on December 26, 2007, in a transaction accounted for using the purchase method. Cubist has evaluated whether the Illumigen acquisition meets the criteria of a business as outlined in Emerging Issues Task Force, or EITF, 98-3 “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business,” and has concluded that the entity did not qualify as a business. Accordingly, the Company has accounted for this transaction as an acquisition of assets.

The total consideration for this transaction was approximately $16.4 million. Under the purchase method of accounting, the total purchase price was allocated to Illumigen’s tangible assets acquired and liabilities assumed and was based on their fair values as of the date of the completion of the merger. The excess of the purchase price over the assets acquired and liabilities assumed was charged to IPR&D. The purchase price was allocated as follows (in thousands):

Purchase
Price Allocation
Tangible assets acquired	$769
Liabilities assumed	(1,604)
In-process research and development	17,198
Total purchase price, including direct acquisition costs	$16,363

Of the total purchase price, approximately $0.8 million was allocated to tangible assets acquired and $1.6 million was allocated to liabilities assumed. Tangible assets acquired and liabilities assumed were valued at their respective carrying amounts, which management believes approximated fair value. Of the total purchase price, approximately $17.2 million was allocated to IPR&D and was charged to expense at the date of the merger. The IPR&D represents the fair value assigned to Illumigen’s IB657 compound. At the date of the acquisition, IB657 had not yet reached technological feasibility and the research and development in progress had no alternative future uses.

3.  Pro forma adjustments and assumptions

The pro forma adjustments reflected in the unaudited combined condensed consolidated pro forma financial statements represent estimated values and amounts based on available information and do not reflect cost savings and synergies that management believes may have resulted had the acquisition been completed as of the dates indicated above. The unaudited combined condensed consolidated pro forma financial statements reflect the acquisition using the purchase method of accounting.

 Pro forma adjustments to the balance sheet:

a.	To adjust for the net cash paid to the selling stockholders of Illumigen
b.	To eliminate the stockholders’ (deficit) of Illumigen
c.

To eliminate the stockholders’ (deficit) of Illumigen and to record the estimated fair value of IPR&D acquired in the merger related to the IB657 program. Because this expense is directly attributable to the merger and will not have a continuing impact, it is not reflected in the pro forma condensed consolidated statements of operations. Adjustments (in thousands):

To eliminate Illumigen’s accumulated deficit	$17,030
To record IPR&D acquired in the merger	(17,198)
$168

Pro forma adjustments to the statements of operations:

d.	To adjust interest income for cash consideration paid

e.	To adjust for the tax effect of the pro forma adjustments and results of operations of Illumigen using Cubist’s effective tax rates